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EXHIBIT 23.3

Consent of Independent Certified Public Accountants

Spherix Incorporated

        We consent to the incorporation by reference in the registration statement of Spherix Incorporated on Form S-8, of our report dated February 20, 2002, on our audit of the financial statements of Spherix Incorporated as of December 31, 2001, and for the year then ended, which report is included in the Annual Report on Form 10-K.

Grant Thornton LLP

Vienna, Virginia
April 19, 2002

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  EXHIBIT 23.3
Consent of Independent Certified Public Accountants